UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 27, 2007

BERRY PLASTICS HOLDING CORPORATION	BERRY PLASTICS CORPORATION
(Exact Name of Registrant as specified in its charter)	(Exact Name of Registrant as specified in its charter)
Delaware	Delaware
(State of Incorporation)	(State of Incorporation)
333-138380
(Commission File Numbers)
35-1814673	35-1813706
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)
101 Oakley Street Evansville, Indiana (Address of principal executive offices)	47710 (Zip Code)
(812) 424-2904
(Registrant’s telephone number, including area code)
N.A.	N.A.
(Former Name or Former Address, if Changed Since Last Report)	(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

W/1133589v1

Item 4.01 Changes in Registrant’s Certifying Accountant.

As further described in the Form 8-K of Berry Plastics Holding Corporation (“Berry Holding”) and Berry Plastics Corporation filed with the Securities and Exchange Commission on April 10, 2007, Berry Plastics Group, Inc. (“Berry Group”), the ultimate parent entity of Berry Holding and Berry Plastics Corporation, and Covalence Specialty Materials Holding Corp., the ultimate parent entity of Covalence Specialty Materials Corp. (“CSMC”), completed their previously announced stock-for-stock merger on April 3, 2007. The company formed by the merger is known as Berry Plastics Group, Inc. (“New Berry Group”). Immediately following the merger, New Berry Group contributed Berry Holding to CSMC and, immediately thereafter, CSMC merged with and into Berry Holding (“New Berry Holding”).

On April 27, 2007, an Executive Committee of the Board of Directors of New Berry Group appointed, effective upon such date, Ernst & Young LLP, the auditor of Berry Group prior to the transactions described above, as the auditor of New Berry Group and New Berry Holding.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 27, 2007, an Executive Committee of the Board of Directors of New Berry Group approved a change in the Company's fiscal year end from the Saturday closest to December 31 to the Saturday closest to September 30. The fiscal year change is effective beginning with the Company's 2007 fiscal year, which began October 1, 2006 and will end September 29, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERRY PLASTICS HOLDING CORPORATION
BERRY PLASTICS CORPORATION

Date: April 30, 2007	By: /s/ James M. Kratochvil Name: James M. Kratochvil Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the entities listed above